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                   Independent Auditors' Consent



The Board of Directors and Shareholders
Strategist Income Fund, Inc.


We consent to the use of our reports included herein and the reference to our Firm under the heading "INDEPENDENT AUDITORS" in Part B of the Registration Statement.




                                        KPMG Peat Marwick LLP


Minneapolis, Minnesota
January 28, 1997